Exhibit 99.1
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Second Quarter 2025 Results and Announces Dividend Increase

•Net income of $19.4 million, or $1.01 per diluted share, for the three months ended June 30, 2025 compared to net income of $18.1 million, or $0.93 per diluted share, for the three months ended March 31, 2025; the second quarter of 2025 included $1.0 million in merger-related expenses compared to $1.6 million in merger-related expenses for the first quarter of 2025;
•Excluding the impact of the merger-related expenses referenced above, net of taxes, net income and diluted earnings per share were $20.2 million(1) and $1.04(1), respectively, for the second quarter of 2025 compared to $19.3 million(1) and $1.00(1), respectively, for the first quarter of 2025;
•Net interest margin, on a tax equivalent basis, was 4.07% in the second quarter of 2025 compared to 4.00% in the first quarter of 2025; the net accretion of purchase accounting marks positively impacted the margin by 50 basis points in the second quarter of 2025;
•Return on average assets was 1.45% and return on average equity was 14.56% for the three months ended June 30, 2025, compared to 1.35% and 13.98% for the return on average assets and return on average equity, respectively, for the three months ended March 31, 2025;
•Excluding the impact of the merger-related expenses referenced above, net of taxes, adjusted return on average assets was 1.51%(1) and adjusted return on average equity was 15.12%(1) for the three months ended June 30, 2025 compared to 1.45%(1) and 14.97%(1), respectively, for the three months ended March 31, 2025;
•Loans increased by $55.4 million, or 6% annualized, from March 31, 2025 to June 30, 2025; classified loans decreased by $10.4 million from $76.2 million at March 31, 2025 to $65.8 million at June 30, 2025;
•Noninterest income increased by $1.3 million from $11.6 million for the three months ended March 31, 2025 to $12.9 million for the three months ended June 30, 2025;
•Noninterest expense decreased by $0.6 million from $38.2 million for the three months ended March 31, 2025 to $37.6 million for the three months ended June 30, 2025, reflecting a decline in merger-related expenses during the second quarter of 2025; merger-related costs are not expected to be meaningful going forward; the second quarter of 2025 also included $0.6 million of severance charges in salaries and employee benefits expense;
•Efficiency ratio decreased from 63.2% for the three months ended March 31, 2025 to 60.3% for the three months ended June 30, 2025; excluding the impact of the merger-related expenses, the efficiency ratio was 58.7%(1) for the three months ended June 30, 2025 compared to 60.5%(1) for the three months ended March 31, 2025;
•Tangible common equity increased to 8.3% at June 30, 2025 compared to 7.9% at March 31, 2025;
•Tangible book value per common share(1) increased to $22.77 per share at June 30, 2025 compared to $21.99 per share at March 31, 2025;
•The Board of Directors authorized a share repurchase program on June 20, 2025, through which the Company could repurchase up to 500,000 shares of its common stock;
•The Board of Directors declared a cash dividend of $0.27 per common share, payable August 12, 2025, to shareholders of record as of August 5, 2025; this represents a $0.01 per share increase in the Company's quarter cash dividend; the dividend has increased by 35% since the closing of the merger with Codorus Valley Bancorp.

(1) Non-GAAP measure. See Appendix A for additional information.

HARRISBURG, PA (July 22, 2025) -- Orrstown Financial Services, Inc. (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the periods ended June 30, 2025. Net income totaled $19.4 million for the three months ended June 30, 2025, compared to net income of $18.1 million for the three months ended March 31, 2025 and net income of $7.7 million for the three months ended June 30, 2024. Diluted earnings per share was $1.01 for the three months ended June 30, 2025, compared to diluted earnings per share of $0.93 for the three months ended March 31, 2025 and diluted earnings per share of $0.73 for the three months ended June 30, 2024. For the second quarter of 2025, excluding the impact of merger-related expenses, net of taxes, net income and diluted earnings per share were $20.2 million(1) and $1.04(1), respectively. For the first quarter of 2025, excluding the impact of merger-related expenses, net of taxes, net income and diluted earnings per share were $19.3 million(1) and $1.00(1), respectively. For the second quarter of 2024, excluding the impact of the merger-related expenses, net of taxes, net income and diluted earnings per share were $8.7 million(1) and $0.83(1), respectively.
“At the one-year mark after the merger with Codorus Valley Bancorp, we are very pleased to have achieved metrics near top of peers, with significant upside opportunities in front of us,” said Thomas R. Quinn, Jr., President and Chief Executive Officer. “In the second quarter, we experienced positive traction on loan production. While commercial loan growth was lower than expected, our pipeline remains strong as we head into the third quarter. We remain prudent with our lending decisions and will not compromise on credit quality. Net interest margin improved in the quarter with good momentum going into the remainder of the year. While expenses remain slightly elevated, we do not anticipate any further meaningful merger-related expenses and continue to implement process improvements that will enhance efficiency and facilitate future growth. We believe that our strong credit metrics and capital generation have positioned us well for the future.”

(1) Non-GAAP measure. See Appendix A for additional information.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment increased by $55.4 million and totaled $3.9 billion at both June 30, 2025 and March 31, 2025. Commercial loans increased by $16.1 million, or 2% annualized, and residential mortgages increased by $37.9 million from March 31, 2025 to June 30, 2025. The increase in loans included a purchase of property assessed clean energy ("PACE") loans totaling $25.4 million.
Investment Securities
Investment securities, all of which are classified as available-for-sale, increased by $29.9 million to $885.4 million at June 30, 2025 from $855.5 million at March 31, 2025. During the second quarter of 2025, the Bank purchased $50.1 million of investment securities, which was partially offset by paydowns totaling $20.4 million. The overall duration of the Company's investment securities portfolio was 4.5 years at June 30, 2025 compared to 4.3 years at March 31, 2025. See Appendix B for a summary of the Bank's investment securities at June 30, 2025, highlighting their concentrations, credit ratings and credit enhancement levels.
Deposits
During the second quarter of 2025, deposits decreased by $117.1 million and totaled $4.5 billion at June 30, 2025 compared to $4.6 billion March 31, 2025. Time deposits, money market deposits, non-interest bearing demand deposits, saving deposits and interest-bearing demand deposits decreased by $58.0 million, $35.8 million, $13.9 million, $6.2 million and $3.2 million, respectively, from March 31, 2025 to June 30, 2025. The declines in time deposits and money market deposits are due to continued run-off in higher yielding promotional balances. The decreases in the other categories were consistent with normal cyclical activity. As a result of the decrease in total deposits, the Bank's loan-to-deposit ratio increased to 87% at June 30, 2025 from 84% at March 31, 2025.
Borrowings
The Bank actively manages its liquidity position through its various sources of funding to meet the needs of its clients. FHLB advances and other borrowings were $136.3 million at June 30, 2025 compared to $100.3 million at March 31, 2025. The increase was due to higher utilization of overnight borrowings during the second quarter of 2025 as deposit balances declined and lending and investing activities increased. The Bank seeks to maintain sufficient liquidity to ensure client needs can be addressed in a timely basis. The Bank had available alternative funding sources, such as FHLB advances and other wholesale options, of approximately $1.7 billion at June 30, 2025.

Income Statement
Net Interest Income and Margin
Net interest income was $49.5 million for the three months ended June 30, 2025 compared to $48.8 million for the three months ended March 31, 2025. The net interest margin, on a tax equivalent basis, increased to 4.07% in the second quarter of 2025 from 4.00% in the first quarter of 2025. This increase is primarily the result of the cost of funds declining by 12 basis points from the first quarter of 2025 to the second quarter of 2025. This was partially offset by a decrease of seven basis points in the yield on loans from the three months ended March 31, 2025 to the three months ended June 30, 2025. This decrease was due to a reduction in accelerated accretion on acquired loans over that period. The second quarter 2025 net interest margin reflects the full impact of deposit rate reductions implemented in the prior quarter as well as the runoff of higher rate time deposits and money market balances.
The net interest margin was positively impacted by the net accretion impact of purchase accounting marks on loans, securities, deposits and borrowings of $5.2 million during the second quarter of 2025 compared to $6.9 million for the first quarter of 2025. This change was due primarily to lower accelerated accretion in the three months ended June 30, 2025.
Interest income on loans, on a tax equivalent basis, decreased by $0.4 million to $63.2 million for the three months ended June 30, 2025 compared to $63.6 million for the three months ended March 31, 2025. Average loans decreased by $14.7 million during the three months ended June 30, 2025 compared to the three months ended March 31, 2025. The accretion of purchase accounting marks on loans totaled $4.9 million during the second quarter of 2025 compared to $6.6 million during the first quarter of 2025.
Interest income on investment securities, on a tax equivalent basis, was $10.6 million for the second quarter of 2025 compared to $10.1 million in the first quarter of 2025, an increase of $0.5 million. Average investment securities increased by $39.0 million during the three months ended June 30, 2025 compared to the three months ended March 31, 2025 primarily due to the aforementioned purchases.
Interest expense, on a tax equivalent basis, decreased by $1.5 million to $25.3 million for the three months ended June 30, 2025 compared to $26.8 million for the three months ended March 31, 2025. Average interest-bearing deposits decreased by $70.3 million during the three months ended June 30, 2025 compared to the three months ended March 31, 2025. The cost of interest-bearing deposits declined by 14 basis points from the first quarter of 2025 to the second quarter of 2025. In addition, interest expense includes $0.4 million and $0.6 million of amortization of purchase accounting marks on interest bearing liabilities for the three months ended June 30, 2025 and March 31, 2025, respectively.
Provision for Credit Losses on Loans
The allowance for credit losses ("ACL") on loans increased to $47.9 million at June 30, 2025 from $47.8 million at March 31, 2025. The ACL to total loans was 1.22% at June 30, 2025 compared to 1.23% at March 31, 2025. The Company recorded provision expense of $0.2 million for the three months ended June 30, 2025 compared to a recovery in the provision for credit losses on loans of $0.6 million for the three months ended March 31, 2025 . Net charge-offs were $0.1 million for the three months ended June 30, 2025 compared to $0.3 million for the three months ended March 31, 2025.
Classified loans decreased by $10.4 million to $65.8 million at June 30, 2025 from $76.2 million at March 31, 2025 due to net upgrades and loan repayments. Non-accrual loans totaled $22.4 million at June 30, 2025 compared to $22.7 million at March 31, 2025. Nonaccrual loans to total loans decreased to 0.57% at June 30, 2025 compared to 0.59% at March 31, 2025. Management believes the ACL to be adequate based on current asset quality metrics and economic forecasts.
Noninterest Income
Noninterest income increased by $1.3 million to $12.9 million for the three months ended June 30, 2025 from $11.6 million for the three months ended March 31, 2025.
Swap fee income increased by $0.3 million to $0.7 million for the three months ended June 30, 2025 compared to $0.4 million for the three months ended March 31, 2025. Swap fee income will fluctuate based on market conditions and client demand.
Income from service charges was $2.6 million for the three months ended June 30, 2025 compared to $2.4 million for the three months ended March 31, 2025 based on increased cash management services activity.
Income from mortgage banking activities increased by $0.2 million from $0.3 million in the three months ended March 31, 2025 to $0.5 million in the three months ended June 30, 2025. The first quarter of 2025 included a decrease of $0.2 million in the fair value of mortgage servicing rights.

Wealth management income decreased by $0.2 million to $5.2 million for the three months ended June 30, 2025 compared to $5.4 million for the three months ended March 31, 2025.
Other income increased by $0.7 million to $2.4 million for the three months ended June 30, 2025 compared to $1.7 million for the three months ended March 31, 2025. During the second quarter of 2025, the Bank recorded $0.3 million in solar tax credits and a gain on the sale of other real estate owned of $0.1 million.
Noninterest Expenses
Noninterest expenses decreased by $0.6 million to $37.6 million in the three months ended June 30, 2025 from $38.2 million in the three months ended March 31, 2025.
For the three months ended June 30, 2025, merger-related expenses totaled $1.0 million, a decrease of $0.6 million, compared to $1.6 million for the three months ended March 31, 2025. The merger-related costs incurred in the second quarter of 2025 primarily included software conversion costs. The Company does not expect to incur meaningful merger-related expenses going forward.
Salaries and benefits expense increased by $1.0 million to $21.4 million for the three months ended June 30, 2025 compared to $20.4 million for the three months ended March 31, 2025. The increase during the second quarter of 2025 includes $0.6 million of severance costs, the impact of merit salary increases in May and the impact of one extra day in the quarter.
Occupancy, furniture and equipment expenses decreased by $0.5 million to $4.2 million for the three months ended June 30, 2025 from $4.7 million for the three months ended March 31, 2025 primarily due to the seasonal expenses incurred during the first quarter of 2025.
Professional services expense increased by $0.2 million from the three months ended March 31, 2025 to the three months ended June 30, 2025. During the quarter, the Company continued to utilize an elevated level of third-party assistance to enhance daily functions and operational processes throughout the organization. While the Company will remain reliant on these services into the second half of 2025, the Company expects expenses related to these services to decline beginning in the third quarter of 2025.
Advertising and bank promotions expense increased by $0.6 million to $1.1 million in the three months ended June 30, 2025 from $0.5 million in the three months ended March 31, 2025 due to $0.7 million in contributions to tax credit programs during the second quarter of 2025. Taxes other than income decreased by $0.6 million in the three months ended June 30, 2025 compared to the three months ended March 31, 2025. This decrease reflects the tax impact of the contributions referenced above.
Income Taxes
The Company's effective tax rate was 21.3% for the second quarter of 2025 compared to 20.7% for the first quarter of 2025. The Company's effective tax rate for the three months ended June 30, 2025 is greater than the 21% federal statutory rate primarily due to the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982 partially offset by the benefit of tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies and tax credits. The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $548.4 million at June 30, 2025 compared to $532.9 million at March 31, 2025. The increase is due to net income of $19.4 million and share-based compensation activity of $1.6 million, partially offset by dividend payments of $5.1 million and other comprehensive losses of $0.5 million.
Tangible book value per common share(1) increased to $22.77 per share at June 30, 2025 from $21.99 per share at March 31, 2025. The Company's tangible common equity ratio was 8.3% at June 30, 2025 compared to 7.9% at March 31, 2025. Average tangible common equity per common share(1) was $18.43 at June 30, 2025 compared to $17.91 at March 31, 2025.
The Company's capital ratios increased during the three months ended June 30, 2025 due primarily to earnings. The Company's tier 1 common equity, tier 1 and total risk-based capital ratios were 10.9%, 11.1% and 13.3%, respectively, at June 30, 2025 compared to 10.6%, 10.8% and 13.1%, respectively, at March 31, 2025. The Company's Tier 1 leverage ratio increased to 9.0% at June 30, 2025 compared to 8.6% at March 31, 2025.

At June 30, 2025, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.
The Board of Directors authorized a share repurchase program on June 20, 2025, through which the Company could repurchase up to 500,000 shares of its common stock. The Company repurchased 2,134 common shares during the second quarter of 2025.
(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2025	2024	2025	2024

Profitability for the period:
Net interest income	$49,512	$26,103	$98,273	$52,984
Provision for (Recovery of) credit losses - loans	209	812	(345)	1,233
Recovery of credit losses - unfunded loan commitments	(100)	—	(100)	(123)
Noninterest income	12,915	7,172	24,539	13,802
Noninterest expenses	37,614	22,639	75,790	45,108
Income before income tax expense	24,704	9,824	47,467	20,568
Income tax expense	5,256	2,086	9,968	4,299
Net income available to common shareholders	$19,448	$7,738	$37,499	$16,269

Financial ratios:
Return on average assets (1)	1.45%	0.97%	1.40%	1.04%
Return on average assets, adjusted (1) (2) (3)	1.51%	1.09%	1.48%	1.14%
Return on average equity (1)	14.56%	11.41%	14.28%	12.09%
Return on average equity, adjusted (1) (2) (3)	15.12%	12.88%	15.05%	13.33%
Net interest margin (1)	4.07%	3.54%	4.04%	3.65%
Efficiency ratio	60.3%	68.0%	61.7%	67.5%
Efficiency ratio, adjusted (2) (3)	58.7%	64.6%	59.6%	64.8%
Income per common share:
Basic	$1.01	$0.74	$1.96	$1.57
Basic, adjusted (2) (3)	$1.05	$0.84	$2.06	$1.73
Diluted	$1.01	$0.73	$1.94	$1.55
Diluted, adjusted (2) (3)	$1.04	$0.83	$2.04	$1.71

Average equity to average assets	9.97%	8.50%	9.81%	8.58%

(1) Annualized for the three and six months ended June 30, 2025 and 2024.
(2) Ratio has been adjusted for the non-recurring charges for all periods presented.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	June 30,	December 31,
(Dollars in thousands, except per share amounts)	2025	2024
At period-end:
Total assets	$5,387,645	$5,441,589
Loans, net of allowance for credit losses	3,883,481	3,882,525
Loans held-for-sale, at fair value	5,206	6,614
Securities available for sale, at fair value	885,373	829,711
Total deposits	4,516,625	4,623,096
FHLB advances and other borrowings and Securities sold under agreements to repurchase	166,381	141,227
Subordinated notes and trust preferred debt	69,021	68,680
Shareholders' equity	548,448	516,682

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.22%	1.24%
Total nonaccrual loans to total loans	0.57%	0.61%
Nonperforming assets to total assets	0.42%	0.45%
Allowance for credit losses to nonaccrual loans	214%	202%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.3%	12.4%
Orrstown Bank	13.3%	12.4%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	11.1%	10.2%
Orrstown Bank	12.1%	11.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.9%	10.0%
Orrstown Bank	12.1%	11.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	9.0%	8.3%
Orrstown Bank	9.8%	9.1%

Book value per common share	$28.07	$26.65

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the CECL standard.

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	June 30, 2025	December 31, 2024
Assets
Cash and due from banks	$54,335	$51,026
Interest-bearing deposits with banks	95,042	197,848
Cash and cash equivalents	149,377	248,874
Restricted investments in bank stocks	21,204	20,232
Securities available for sale (amortized cost of $916,830 and $864,920 at June 30, 2025 and December 31, 2024, respectively)	885,373	829,711
Loans held for sale, at fair value	5,206	6,614
Loans	3,931,379	3,931,214
Less: Allowance for credit losses	(47,898)	(48,689)
Net loans	3,883,481	3,882,525
Premises and equipment, net	51,703	50,217
Cash surrender value of life insurance	145,760	143,854
Goodwill	69,751	68,106
Other intangible assets, net	42,748	47,765
Accrued interest receivable	19,958	21,058
Deferred tax assets, net	36,683	42,647
Other assets	76,401	79,986
Total assets	$5,387,645	$5,441,589

Liabilities
Deposits:
Noninterest-bearing	$918,263	$894,176
Interest-bearing	3,598,362	3,728,920
Total deposits	4,516,625	4,623,096
Securities sold under agreements to repurchase and federal funds purchased	30,047	25,863
FHLB advances and other borrowings	136,334	115,364
Subordinated notes and trust preferred debt	69,021	68,680
Other liabilities	87,170	91,904
Total liabilities	4,839,197	4,924,907

Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 19,713,126 shares issued and 19,535,835 outstanding at June 30, 2025; 19,722,640 shares issued and 19,389,967 outstanding at December 31, 2024	1,026	1,027
Additional paid—in capital	422,349	423,274
Retained earnings	153,923	126,540
Accumulated other comprehensive loss	(24,479)	(26,316)
Treasury stock— 177,291 and 332,673 shares, at cost at June 30, 2025 and December 31, 2024, respectively	(4,371)	(7,843)
Total shareholders’ equity	548,448	516,682
Total liabilities and shareholders’ equity	$5,387,645	$5,441,589

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2025	2024	2025	2024
Interest income
Loans	$63,036	$35,537	$126,468	$71,770
Investment securities - taxable	9,406	4,999	18,350	9,583
Investment securities - tax-exempt	878	881	1,753	1,758
Short-term investments	1,513	1,864	3,781	2,820
Total interest income	74,833	43,281	150,352	85,931
Interest expense
Deposits	22,855	15,265	47,115	28,781
Securities sold under agreements to repurchase and federal funds purchased	106	27	190	52
FHLB advances and other borrowings	1,030	1,152	2,148	2,626
Subordinated notes and trust preferred debt	1,330	734	2,626	1,488
Total interest expense	25,321	17,178	52,079	32,947
Net interest income	49,512	26,103	98,273	52,984
Provision for (Recovery of) credit losses - loans	209	812	(345)	1,233
Recovery of credit losses - unfunded loan commitments	(100)	—	(100)	(123)
Net interest income after provision for (recovery of) credit losses	49,403	25,291	98,718	51,874
Noninterest income
Service charges	2,630	1,283	5,025	2,483
Interchange income	1,441	961	2,868	1,872
Swap fee income	669	375	1,063	574
Wealth management income	5,267	3,312	10,682	6,414
Mortgage banking activities	478	369	780	827
Investment securities gains (losses)	8	(12)	21	(17)
Other income	2,422	884	4,100	1,649
Total noninterest income	12,915	7,172	24,539	13,802
Noninterest expenses
Salaries and employee benefits	21,364	13,195	41,752	26,947
Occupancy, furniture and equipment	4,211	2,705	8,886	5,344
Data processing	965	1,237	1,889	2,502
Advertising and bank promotions	1,077	774	1,576	1,172
FDIC insurance	674	419	1,498	860
Professional services	2,016	801	3,842	1,432
Taxes other than income	295	49	1,237	543
Intangible asset amortization	2,472	215	5,007	440
Merger-related expenses	968	1,135	2,617	1,807
Restructuring expenses	—	—	91	—
Other operating expenses	3,572	2,109	7,395	4,061
Total noninterest expenses	37,614	22,639	75,790	45,108
Income before income tax expense	24,704	9,824	47,467	20,568
Income tax expense	5,256	2,086	9,968	4,299
Net income	$19,448	$7,738	$37,499	$16,269
continued

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Share information:
Basic earnings per share	$1.01	$0.74	$1.96	$1.57
Diluted earnings per share	$1.01	$0.73	$1.94	$1.55
Dividends paid per share	$0.26	$0.20	$0.52	$0.40
Weighted average shares - basic	19,173	10,393	19,165	10,371
Weighted average shares - diluted	19,342	10,553	19,335	10,517

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	6/30/2025			3/31/2025			12/31/2024			9/30/2024			6/30/2024
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$136,106	$1,513	4.46%	$203,347	$2,268	4.52%	$199,236	$2,492	4.96%	$184,465	$2,452	5.29%	$142,868	$1,864	5.25%
Investment securities (1)(2)	904,119	10,626	4.70	865,126	10,052	4.65	849,389	9,887	4.66	849,700	10,123	4.77	538,451	6,114	4.54
Loans (1)(3)(4)(5)	3,894,979	63,246	6.52	3,909,694	63,641	6.59	3,961,269	68,073	6.82	3,989,259	70,849	7.07	2,324,942	35,690	6.17
Total interest-earning assets	4,935,203	75,385	6.13	4,978,167	75,961	6.17	5,009,894	80,452	6.38	5,023,424	83,424	6.61	3,006,261	43,668	5.84
Other assets	439,569			447,530			454,271			491,719			204,863
Total assets	$5,374,772			$5,425,697			$5,464,165			$5,515,143			$3,211,124
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,463,687	13,880	2.26	$2,473,543	14,156	2.32	$2,522,885	15,575	2.45	$2,554,743	16,165	2.52	$1,649,753	10,118	2.47
Savings deposits	269,309	165	0.25	273,313	165	0.25	272,718	166	0.24	283,337	148	0.21	165,467	140	0.34
Time deposits	914,108	8,810	3.87	970,588	9,939	4.15	998,963	11,109	4.41	1,014,628	12,290	4.82	481,721	5,007	4.18
Total interest-bearing deposits	3,647,104	22,855	2.51	3,717,444	24,260	2.65	3,794,566	26,850	2.81	3,852,708	28,603	2.95	2,296,941	15,265	2.67
Securities sold under agreements to repurchase and federal funds purchased	25,917	106	1.64	26,163	84	1.30	21,572	67	1.23	23,075	96	1.66	13,412	27	0.81
FHLB advances and other borrowings	104,068	1,030	3.97	112,859	1,118	4.02	115,373	1,165	4.01	115,388	1,154	3.98	115,000	1,152	4.03
Subordinated notes and trust preferred debt	68,910	1,330	7.74	68,739	1,296	7.65	68,571	1,360	7.88	68,399	1,437	8.36	32,118	734	9.19
Total interest-bearing liabilities	3,845,999	25,321	2.64	3,925,205	26,758	2.76	4,000,082	29,442	2.92	4,059,570	31,290	3.07	2,457,471	17,178	2.81
Noninterest-bearing demand deposits	904,031			887,726			849,999			807,886			423,037
Other liabilities	89,058			89,077			97,685			110,017			57,828
Total liabilities	4,839,088			4,902,008			4,947,766			4,977,473			2,938,336
Shareholders' equity	535,684			523,689			516,399			537,670			272,788
Total	$5,374,772			$5,425,697			$5,464,165			$5,515,143			$3,211,124
Taxable-equivalent net interest income / net interest spread		50,064	3.49%		49,203	3.41%		51,010	3.46%		52,134	3.55%		26,490	3.02%
Taxable-equivalent net interest margin			4.07%			4.00%			4.05%			4.14%			3.54%
Taxable-equivalent adjustment		(552)			(442)			(437)			(437)			(387)
Net interest income		$49,512			$48,761			$50,573			$51,697			$26,103
Ratio of average interest-earning assets to average interest-bearing liabilities			128%			127%			125%			124%			122%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes accretion on purchase accounting marks of $4.9 million, $6.6 million, $7.6 million, $7.3 million and $0.2 million for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Six Months Ended
	June 30, 2025			June 30, 2024
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$169,541	$3,781	4.50%	$108,695	$2,820	5.22%
Investment securities (1)(2)	884,730	20,787	4.70	529,151	11,808	4.47
Loans (1)(3)(4)(5)(6)	3,902,295	126,883	6.56	2,316,522	72,072	6.25
Total interest-earning assets	4,956,566	151,451	6.15	2,954,368	86,700	5.90
Other assets	443,528			200,580
Total assets	$5,400,094			$3,154,948
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,468,589	28,036	2.29	$1,610,188	19,310	2.41
Savings deposits	271,104	330	0.25	167,736	284	0.34
Time deposits	942,387	18,749	4.01	455,082	9,187	4.06
Total interest-bearing deposits	3,682,080	47,115	2.58	2,233,006	28,781	2.59
Securities sold under agreements to repurchase and federal funds purchased	26,039	190	1.47	12,711	52	0.83
FHLB advances and other borrowings	108,439	2,148	3.99	126,253	2,626	4.18
Subordinated notes and trust preferred debt	68,825	2,626	7.69	32,109	1,488	9.32
Total interest-bearing liabilities	3,885,383	52,079	2.70	2,404,079	32,947	2.76
Noninterest-bearing demand deposits	895,924			420,253
Other liabilities	89,067			60,078
Total liabilities	4,870,374			2,884,410
Shareholders' equity	529,720			270,538
Total liabilities and shareholders' equity	$5,400,094			$3,154,948
Taxable-equivalent net interest income / net interest spread		99,372	3.45%		53,753	3.14%
Taxable-equivalent net interest margin			4.04%			3.65%
Taxable-equivalent adjustment		(1,099)			(769)
Net interest income		$98,273			$52,984
Ratio of average interest-earning assets to average interest-bearing liabilities			128%			123%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes interest recovered of $1.6 million from the payoff of a commercial real estate loan on nonaccrual status for the six months ended June 30, 2024.
(6) Interest income on loans includes accretion on purchase accounting marks of $11.5 million and $0.3 million for the six months ended June 30, 2025 and 2024, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Profitability for the quarter:
Net interest income	$49,512	$48,761	$50,573	$51,697	$26,103
Provision for (Recovery of) credit losses	109	(554)	1,755	13,681	812
Noninterest income	12,915	11,624	11,247	12,386	7,172
Noninterest expenses	37,614	38,176	42,930	60,299	22,639
Income (loss) before income taxes	24,704	22,763	17,135	(9,897)	9,824
Income tax expense (benefit)	5,256	4,712	3,451	(1,994)	2,086
Net income (loss)	$19,448	$18,051	$13,684	$(7,903)	$7,738

Financial ratios:
Return on average assets (1)	1.45%	1.35%	1.00%	(0.57)%	0.97%
Return on average assets, adjusted (1)(2)(3)	1.51%	1.45%	1.22%	1.55%	1.09%
Return on average equity (1)	14.56%	13.98%	10.54%	(5.85)%	11.41%
Return on average equity, adjusted (1)(2)(3)	15.12%	14.97%	12.86%	15.85%	12.88%
Net interest margin (1)	4.07%	4.00%	4.05%	4.14%	3.54%
Efficiency ratio	60.3%	63.2%	69.4%	94.1%	68.0%
Efficiency ratio, adjusted (2)(3)	58.7%	60.5%	62.3%	60.2%	64.6%

Per share information:
Income (loss) per common share:
Basic	$1.01	$0.94	$0.72	$(0.41)	$0.74
Basic, adjusted (2)(3)	1.05	1.01	0.87	1.12	0.84
Diluted	1.01	0.93	0.71	(0.41)	0.73
Diluted, adjusted (2)(3)	1.04	1.00	0.87	1.11	0.83
Book value	28.07	27.32	26.65	26.65	25.97
Tangible book value(3)	22.77	21.99	21.19	21.12	24.08
Average tangible common equity(3)	18.43	17.91	13.62	(6.49)	12.35
Cash dividends paid	0.26	0.26	0.23	0.23	0.20

Average basic shares	19,173	19,157	19,118	19,088	10,393
Average diluted shares	19,342	19,328	19,300	19,226	10,553
(1) Annualized.
(2) Ratio has been adjusted for non-recurring expenses for all periods presented.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Noninterest income:
Service charges	$2,630	$2,395	$2,050	$2,360	$1,283
Interchange income	1,441	1,427	1,608	1,779	961
Swap fee income	669	394	597	505	375
Wealth management income	5,267	5,415	4,902	5,037	3,312
Mortgage banking activities	478	302	517	491	369
Other income	2,422	1,678	1,578	1,943	884
Investment securities gains (losses)	8	13	(5)	271	(12)
Total noninterest income	$12,915	$11,624	$11,247	$12,386	$7,172

Noninterest expenses:
Salaries and employee benefits	$21,364	$20,388	$22,444	$27,190	$13,195
Occupancy, furniture and equipment	4,211	4,675	4,893	4,333	2,705
Data processing	965	924	1,540	2,046	1,237
Advertising and bank promotions	1,077	499	878	537	774
FDIC insurance	674	824	955	862	419
Professional services	2,016	1,826	1,591	1,119	801
Taxes other than income	295	942	(312)	503	49
Intangible asset amortization	2,472	2,535	2,838	2,464	215
Provision for legal settlement	—	—	478	—	—
Merger-related expenses	968	1,649	3,887	16,977	1,135
Restructuring expenses	—	91	39	257	—
Other operating expenses	3,572	3,823	3,699	4,011	2,109
Total noninterest expenses	$37,614	$38,176	$42,930	$60,299	$22,639

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Balance Sheet at quarter end:
Cash and cash equivalents	$149,377	$287,120	$248,874	$236,780	$132,509
Restricted investments in bank stocks	21,204	19,693	20,232	20,247	11,147
Securities available for sale	885,373	855,456	829,711	826,828	529,082
Loans held for sale, at fair value	5,206	5,261	6,614	3,561	1,562
Loans:
Commercial real estate:
Owner occupied	622,315	617,854	633,567	622,726	371,301
Non-owner occupied	1,203,038	1,157,383	1,160,238	1,164,501	710,477
Multi-family	239,388	257,724	274,135	276,296	151,542
Non-owner occupied residential	163,018	168,354	179,512	190,786	89,156
Agricultural	124,291	134,916	125,156	129,486	25,551
Commercial and industrial	487,063	455,494	451,384	471,983	349,425
Acquisition and development:
1-4 family residential construction	38,490	40,621	47,432	56,383	32,439
Commercial and land development	198,889	227,434	241,424	262,317	129,883
Municipal	28,693	30,780	30,044	27,960	10,594
Total commercial loans	3,105,185	3,090,560	3,142,892	3,202,438	1,870,368
Residential mortgage:
First lien	472,030	464,642	460,297	451,195	271,153
Home equity – term	5,784	9,224	5,988	6,508	4,633
Home equity – lines of credit	305,968	295,820	303,561	303,165	192,736
Other - term(1)	25,384	—	—	—	—
Installment and other loans	17,028	15,739	18,476	18,131	8,713
Total loans	3,931,379	3,875,985	3,931,214	3,981,437	2,347,603
Allowance for credit losses	(47,898)	(47,804)	(48,689)	(49,630)	(29,864)
Net loans held for investment	3,883,481	3,828,181	3,882,525	3,931,807	2,317,739
Goodwill	69,751	68,106	68,106	70,655	18,724
Other intangible assets, net	42,748	45,230	47,765	46,144	1,974
Total assets	5,387,645	5,441,586	5,441,589	5,470,589	3,198,782
Total deposits	4,516,625	4,633,716	4,623,096	4,650,853	2,702,884
FHLB advances and other borrowings and Securities sold under agreements to repurchase	166,381	123,480	141,227	137,310	129,625
Subordinated notes and trust preferred debt	69,021	68,850	68,680	68,510	32,128
Total shareholders' equity	548,448	532,936	516,682	516,206	278,376

(1) Other - term includes property assessed clean energy ("PACE") loans.

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Capital and credit quality measures(1):
Total risk-based capital:
Orrstown Financial Services, Inc.	13.3%	13.1%	12.4%	12.4%	13.3%
Orrstown Bank	13.3%	13.0%	12.4%	12.2%	13.1%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	11.1%	10.8%	10.2%	10.0%	11.1%
Orrstown Bank	12.1%	11.9%	11.2%	11.0%	12.0%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.9%	10.6%	10.0%	9.8%	11.1%
Orrstown Bank	12.1%	11.9%	11.2%	11.0%	12.0%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	9.0%	8.6%	8.3%	8.0%	8.9%
Orrstown Bank	9.8%	9.5%	9.1%	8.8%	9.5%

Average equity to average assets	9.97%	9.65%	9.45%	9.75%	8.50%
Allowance for credit losses to total loans	1.22%	1.23%	1.24%	1.25%	1.27%
Total nonaccrual loans to total loans	0.57%	0.59%	0.61%	0.68%	0.36%
Nonperforming assets to total assets	0.42%	0.42%	0.45%	0.49%	0.26%
Allowance for credit losses to nonaccrual loans	214%	210%	202%	184%	357%

Other information:
Net charge-offs	$115	$331	$3,002	$269	$113
Classified loans	65,754	76,211	88,628	105,465	48,722
Nonperforming and other risk assets:
Nonaccrual loans	22,423	22,727	24,111	26,927	8,363
Other real estate owned	—	138	138	138	—
Total nonperforming assets	22,423	22,865	24,249	27,065	8,363
Financial difficulty modifications still accruing	5,759	5,127	4,897	9,497	—
Loans past due 90 days or more and still accruing	1,312	400	641	337	187
Total nonperforming and other risk assets	$29,494	$28,392	$29,787	$36,899	$8,550
(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
As a result of acquisitions, the Company has intangible assets consisting of goodwill, core deposit and other intangible assets, which totaled $112.5 million and $115.9 million at June 30, 2025 and December 31, 2024, respectively. In addition, during the three months ended June 30, 2025, March, 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, the Company incurred $1.0 million, $1.6 million, $3.9 million, $17.0 million and $1.1 million in merger-related expenses, respectively. During the three months ended December 31, 2024 and September 30, 2024, the Company incurred other non-recurring charges totaling $0.5 million and $20.2 million, respectively.
Tangible book value per common share, tangible common equity and the impact of the non-recurring expenses on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(In thousands)

Tangible Book Value per Common Share	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Shareholders' equity (most directly comparable GAAP-based measure)	$548,448	$532,936	$516,682	$516,206	$278,376
Less: Goodwill	69,751	68,106	68,106	70,655	18,724
Other intangible assets	42,748	45,230	47,765	46,144	1,974
Related tax effect	(8,977)	(9,498)	(10,031)	(9,690)	(415)
Tangible common equity (non-GAAP)	$444,926	$429,098	$410,842	$409,097	$258,093

Common shares outstanding	19,536	19,510	19,390	19,373	10,720

Book value per share (most directly comparable GAAP-based measure)	$28.07	$27.32	$26.65	$26.65	$25.97
Intangible assets per share	5.30	5.33	5.46	5.53	1.89
Tangible book value per share (non-GAAP)	$22.77	$21.99	$21.19	$21.12	$24.08

Return on Average Common Equity	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Average shareholders' equity	$535,684	$523,689	$516,399	$537,670	$272,788
Less: Average goodwill	68,126	68,106	71,477	36,034	18,724
Less: Average other intangible assets, gross	44,304	46,864	45,319	17,393	2,105
Average tangible equity	$423,254	$408,719	$399,603	$484,243	$251,959
Return on average tangible equity	18.43%	17.91%	13.62%	(6.49)%	12.35%

(In thousands)	Three Months Ended					Six Months Ended
Adjusted Ratios for Non-recurring Charges	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024
Net income (loss) (A) - most directly comparable GAAP-based measure	$19,448	$18,051	$13,684	$(7,903)	$7,738	$37,499	$16,269
Plus: Merger-related expenses (B)	968	1,649	3,887	16,977	1,135	2,617	1,807
Plus: Executive retirement expenses (B)	—	—	35	4,758	—	—	—
Plus: Provision for credit losses on non-PCD loans (B)	—	—	—	15,504	—	—	—
Plus: Provision for legal settlement (B)	—	—	478	—	—	—	—
Less: Related tax effect (C)	(221)	(368)	(1,386)	(7,915)	(139)	(590)	(140)
Adjusted net income (D=A+B-C) - Non-GAAP	$20,195	$19,332	$16,698	$21,421	$8,734	$39,526	$17,936

Average assets (E)	$5,374,772	$5,425,697	$5,464,165	$5,515,143	$3,211,124	$5,400,094	$3,154,948
Return on average assets (= A / E) - most directly comparable GAAP-based measure (1)	1.45%	1.35%	1.00%	(0.57)%	0.97%	1.40%	1.04%
Return on average assets, adjusted (= D / E) - Non-GAAP (1)	1.51%	1.45%	1.22%	1.55%	1.09%	1.48%	1.14%

Average equity (F)	$535,684	$523,689	$516,399	$537,670	$272,788	$529,720	$270,538
Return on average equity (= A / F) - most directly comparable GAAP-based measure (1)	14.56%	13.98%	10.54%	(5.85)%	11.41%	14.28%	12.09%
Return on average equity, adjusted (= D / F) - Non-GAAP (1)	15.12%	14.97%	12.86%	15.85%	12.88%	15.05%	13.33%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	19,173	19,157	19,118	19,088	10,393	19,165	10,371
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$1.01	$0.94	$0.72	$(0.41)	$0.74	$1.96	$1.57
Basic earnings per share, adjusted (= D / G) - Non-GAAP	$1.05	$1.01	$0.87	$1.12	$0.84	$2.06	$1.73

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	19,342	19,328	19,300	19,226	10,553	19,335	10,517
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$1.01	$0.93	$0.71	$(0.41)	$0.73	$1.94	$1.55
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	$1.04	$1.00	$0.87	$1.11	$0.83	$2.04	$1.71

continued
(1) Annualized

	Three Months Ended					Six Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024
Noninterest expense (I) - most directly comparable GAAP-based measure	$37,614	$38,176	$42,930	$60,299	$22,639	$75,790	$45,108
Less: Merger-related expenses (B)	(968)	(1,649)	(3,887)	(16,977)	(1,135)	(2,617)	(1,807)
Less: Executive retirement expenses (B)	—	—	(35)	(4,758)	—	—	—
Less: Provision for legal settlement (B)	—	—	(478)	—	—	—	—
Adjusted noninterest expense (J = I - B) - Non-GAAP	$36,646	$36,527	$38,531	$38,564	$21,504	$73,173	$43,301

Net interest income (K)	$49,512	$48,761	$50,573	$51,697	$26,103	$98,273	$52,984
Noninterest income (L)	12,915	11,624	11,247	12,386	7,172	24,539	13,802
Total operating income (M = K + L)	$62,427	$60,385	$61,820	$64,083	$33,275	$122,812	$66,786

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	60.3%	63.2%	69.4%	94.1%	68.0%	61.7%	67.5%
Efficiency ratio, adjusted (= J / M) - Non-GAAP	58.7%	60.5%	62.3%	60.2%	64.6%	59.6%	64.8%

(1) Annualized

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at June 30, 2025:
(In thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	BB	NR	Collateral / Guarantee Type
Unsecured ABS	—%	$2,827	$2,673	28%	—%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	—	3,577	3,576	28	—	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	8	75,724	74,828	11	—	47	33	7	13	—	Federal Family Education Loan (1)
PACE Loan ABS	—	1,912	1,702	7	100	—	—	—	—	—	PACE Loans (2)
Non-Agency CMBS	3	24,012	24,027	24	—	—	—	—	—	100
Non-Agency RMBS	2	15,936	14,596	16	100	—	—	—	—	—	Reverse Mortgages (3)
Municipal - General Obligation	11	100,035	90,241		16	77	7	—	—	—
Municipal - Revenue	13	120,446	105,710		—	82	12	—	—	6
SBA ReRemic (5)	—	1,904	1,890		—	100	—	—	—	—	SBA Guarantee (4)
Small Business Administration	1	5,156	5,275		—	100	—	—	—	—	SBA Guarantee (4)
Agency MBS	22	198,876	197,965		—	100	—	—	—	—	Residential Mortgages (4)
Agency CMO	38	344,233	342,057		—	100	—	—	—	—
U.S. Treasury securities	2	20,036	18,641		—	100	—	—	—	—	U.S. Government Guarantee (4)
Corporate bonds	—	1,941	1,977		—	—	52	48	—	—
	100%	$916,615	$885,158		4%	85%	5%	1%	1%	4%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $5.4 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry and York Counties, Pennsylvania and Anne Arundel, Baltimore, Harford, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company’s lending area also includes counties in Pennsylvania, Maryland, Delaware, Virginia and West Virginia within a 75-mile radius of the Company's executive and administrative offices as well as the District of Columbia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, the following: interest rate changes or volatility; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ineffectiveness of the Company’s strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in, and evolving interpretations of, existing and future laws and regulations; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with litigation and legal proceedings; the possibility that the anticipated benefits of the merger with Codorus Valley Bancorp are not realized when expected or at all; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2024 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent filings made with the Securities and Exchange Commission.
The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

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